SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549
                          ________

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):
                May 27, 1997 (April 21, 1997)


              ADVANCED GAMING TECHNOLOGY, INC.

     (Exact Name of Registrant as Specified in Charter)

        2482-650 West Georgia Street, P.O. Box 11610
         Vancouver, British Columbia, Canada V6B 4N9

          (Address of Principal Executive Offices)

          Wyoming             000-21991      98-0152226

(State of Other Jurisdiction  (Commission    (IRS Employer
      of Incorporation)        File Number)   Identification
No.)

     Registrant's telephone number, including area code:
                       (604) 689-8841



    (Former Name or Former Address, if Changed Since Last
                           Report)

Item 9.  Sales of Equity Securities Pursuant to Regulation
S.

     Information concerning recent sales by the registrant of equity securities that were not registered under the Securities Act of 1933 in reliance upon Regulation S under that Act is set forth below. No underwriters were involved in the transactions and the registrant did not publicly offer any securities.

     (a) Effective as of April 21, 1997, 1,395 shares each, or an aggregate of 8,370 shares, were issued in payment in advance of the first three months interest in respect of certain convertible debentures, to: UFH Endowment Ltd., Tusk Investments Inc., Austost Anstalt Schaan, Paril Holding, Asia Equities, Inc. and FT Trading.

     (b) Effective as of April 23, 1997, an aggregate of 200,000 shares were issued upon conversion of certain convertible promissory notes, to: Capcan Investments Ltd., 50,000 shares upon conversion of a $25,000 note dated April 24, 1996, at $0.50 per share; Raymond E. Signorello, 100,000 shares upon conversion of a $50,000 note dated April 18, 1996, at $0.50 per share; and Creel Investment Corporation, 50,000 shares upon conversion of a $25,000 note dated April 24, 1996, at $0.50 per share.

     (c) Effective as of April 28, 1997, 4,146 shares were issued in payment in advance of the first three months interest in respect of a certain convertible debenture to Reg S Intercontinental Investments Ltd.

     (d) Effective as of April 29, 1997,280000 shares were issued to Gilmour McKay Roberts Consulting Ltd. as compensation for services rendered.

     (e) Effective as of April 30, 1997, 100,000 shares were issued upon conversion of a certain promissory note dated
April 25, 1996, at $0.50 per share, to Raymond E.
Signorello.

     (f) Effective as of April 30, 1997, an aggregate of 727,272 shares were issued to S.D.A. List Brokers, Inc.
(363,636 shares), World Technical Supply Inc. (218,182) and
Allied Procurement Inc. (145,454 shares)upon exercise of certain options at $0.55 per share.

     (g) Effective as of May 7, 1997, an aggregate of 6,808,039 shares to UFH Endowment Ltd., Tusk Investments Inc., Asia Equities, Inc., FT Trading, Paril Holding, and Austost Anstalt Schaan, in advance as security against future conversion of the holders' respective convertible debentures, to be held in escrow by Barry B. Globerman, Esq.

     (h) Effective as of May 7 and May 13, 1997, an aggregate of 467,318 shares were issued to Asia Equities, Inc. upon two separate, partial conversions of a certain convertible debenture (150,862 shares and 316,456 shares, respectively).

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 1997      ADVANCED GAMING TECHNOLOGY, INC.


                    By:  /s/ Firoz Lakhani, President

                         Firoz Lakhani, President

DC1DOCS1.52475